CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" and to the use of our report dated February 10, 1995, in this Registration Statement (Form N-1A 33-12660) of Dreyfus BASIC GNMA Fund (formerly Dreyfus Investors GNMA Fund).



                                          ERNST & YOUNG LLP

New York, New York
October 18, 1995